Exhibit 10.6

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (the “Subordination Agreement”) is made, entered into and effective as of the 29th day of June, 2005, by and among (a) WASHTENAW MORTGAGE COMPANY, a Michigan corporation (the “Company”), (b) CHARLES HUFFMAN, SR., an individual resident of Naples, Florida (the “Shareholder-Creditor”), and (c) NATIONAL CITY BANK OF KENTUCKY, in its capacity as Agent for the hereinafter defined Senior Banks (in such capacity, the “Agent”).

P R E L I M I N A R Y   S T A T E M E N T :

A.                                    The Company, the Agent and the Senior Banks have heretofore established a warehouse line of credit (the “Warehouse Line”) in the current, maximum principal amount of SEVENTY MILLION DOLLARS ($70,000,000.00) pursuant to that certain Second Amended and Restated Warehousing Credit Agreement dated as of August 30, 2004, by and among the Company, the Banks described therein (the “Senior Banks”) and the Agent, as the same has heretofore been and may hereafter be amended, modified and supplemented from time to time  (the “Warehousing Credit Agreement”).

B.                                    The Company intends to become indebted to the Shareholder-Creditor (the “Subordinate Loan”) in the amount and pursuant to the subordinate promissory note and other documents, if any, described on Exhibit A attached hereto and made a part hereof by this reference (the “Subordinate Loan Documents”).

C.                                    The Senior Banks and the Agent have agreed to consent to the execution and delivery of such Subordinate Loan Documents on the condition that, among other things, the Company and the Shareholder-Creditor agree to subordinate all obligations owed by the Company to the Shareholder-Creditor under the Subordinate Loan Documents and otherwise, all pursuant to the terms of this Subordination Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Company and the Shareholder-Creditor, the parties hereto hereby agree as follows:

1.                                      Definitions.  The obligations of the Company of every kind whatsoever, including but not limited to debt, contract, lease, tort, royalty and other obligations, howsoever created, arising, or evidenced, whether direct or indirect, absolute or contingent, several, or joint and several, now in existence or at any time hereafter arising, created or acquired, and due or to become due, and secured or unsecured, and the interest and fees, if any, thereon, are hereinafter collectively referred to as the “Liabilities.”  All Liabilities owed to the Senior Banks and/or the Agent arising under (i) the Warehousing Credit Agreement, (ii) that certain Amended and Restated Warehouse Promissory Note dated as of March 14, 2005 made by the Company payable to the order of National City Bank of Kentucky (“National City”) in the current, maximum principal amount of THIRTY-ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($31,500,000.00) (the “National City Warehouse Note”), (iii) that certain Amended and Restated Warehouse Promissory Note dated as of March 14, 2005 made by the Company payable to the order of Comerica Bank (“Comerica”) in the current, maximum principal amount of TWENTY-FOUR MILLION FIVE HUNDRED THOUSAND DOLLARS ($24,500,000.00) (the “Comerica Warehouse Note”), (iv) that certain Amended and Restated Warehouse Promissory Note dated as of March 14, 2005 made by the Company payable to the order of Colonial Bank, N.A. (“Colonial”) in the current, maximum principal amount of FOURTEEN MILLION DOLLARS ($14,000.000.00) (the “Colonial Warehouse Note”), and (v) that certain Amended and Restated Swing Promissory Note dated as of August 30, 2004 made by the Company payable to the order of National City Bank of Kentucky, as Agent, in the current, maximum principal amount of TWENTY MILLION DOLLARS ($20,000.000.00) (the “Swing Note”) (the National City Warehouse Note, Comerica Warehouse Note,

Colonial Warehouse Note and the Swing Note are collectively referred to herein as the “Senior Notes”), and any and all renewals, extensions, substitutions, modifications, replacements and consolidations of the Warehousing Credit Agreement, the Senior Notes and all other Loan Documents (as described in the Warehousing Credit Agreement) related thereto (collectively, the “Senior Loan Documents”) are hereinafter called, together with any other Liabilities hereafter arising to the Agent or the Senior Banks from the Company, the “Senior Liabilities”; and the Liabilities owed to the Shareholder-Creditor by the Company under the Subordinate Loan Documents, are hereinafter called the “Subordinate Liabilities”.  To the extent that the Company should at any time incur Liabilities to the Shareholder-Creditor in addition to the Subordinate Liabilities set forth on Exhibit A, then, in that event, the term “Subordinate Liabilities” shall mean collectively all Liabilities now existing and hereafter arising to the Shareholder-Creditor from the Company including, but not limited to, the existing Subordinate Liabilities set forth on Exhibit A attached hereto; providing, however, the foregoing does not constitute a consent by the Senior Banks to any such future indebtedness.

2.                                      Promissory Notes.  The Shareholder-Creditor hereby grants the Agent, for the benefit of the Senior Banks a security interest in all instruments, payment intangibles, accounts, accounts receivable and/or other sums owed by the Company to the Shareholder-Creditor to secure payment of the Senior Liabilities; and the Shareholder-Creditor agrees to execute and deliver (and hereby names the Agent, for the benefit of the Senior Banks, as his irrevocable attorney-in-fact for such purpose) all financing statements covering same in favor of the Agent, for the benefit of the Senior Banks, as are reasonably requested by the Agent to evidence such assignment and security interest and to pay all filing and recording fees and taxes in connection therewith.

3.                                      Subordination.     The Subordinate Liabilities and all of the liens, security interests, rights, remedies, terms, covenants and conditions of the Subordinate Loan Documents (including without limitation, provisions relating to payments, prepayments, assignment of rents, rights with respect to insurance proceeds and condemnation awards) shall at all times be and remain in all respects irrevocably and unconditionally subject, subordinate and junior to the Senior Liabilities and all liens, security interests, rights, remedies, terms, covenants and conditions of the Senior Loan Documents and to the rights and interests of the Agent and the Senior Banks therein.  To and until the Senior Liabilities have been paid in full in cash and the Senior Loan Documents terminated and released, if any provision of the Subordinate Loan Documents are inconsistent with the provisions hereof or of any Senior Loan Documents, the terms and conditions hereof and/or of the Senior Loan Documents shall govern and control.  The parties hereto covenant and agree that, except as specifically set forth in the immediately succeeding sentence and on Exhibit B attached hereto and made a part hereof by this reference, the payment of all Subordinate Liabilities shall be postponed, deferred and subordinated to the prior payment in full in cash of all the Senior Liabilities, and no payments of any kind, or other distributions whatsoever on account of any Subordinate Liabilities, shall be made, nor shall any property or assets of the Company or any guarantor of the Subordinate Liabilities be applied to the payment, purchase, reduction, other acquisition or retirement of any Subordinate Liabilities until payment in full in cash of all the Senior Liabilities.  Notwithstanding the foregoing restriction and anything else contained herein to the contrary, the Company may make any and all regularly scheduled payments of interest on the Subordinate Liabilities, so long as, but only so long as, the Company is then in compliance with each of the conditions for payment set forth on Exhibit B and each of the other terms of this Subordination Agreement.

4.                                      Application of Payments on Subordinate Liabilities in Insolvency and Other Proceedings.  In the event of any dissolution, winding up, liquidation, readjustment, arrangement, composition, reorganization, bankruptcy, insolvency or other similar proceedings relating to the Company or any guarantor of the Company’s Liabilities or to the Company’s or its guarantor’s property (whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership, or any other proceeding, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Company, or any sale(s) of all or substantially all of the assets of the Company, any of their guarantors or otherwise), the Senior Liabilities shall first be paid in full in cash therefrom or in connection therewith before the Shareholder-Creditor shall be entitled to receive and/or to retain for its own account any payment or distribution in respect of the Subordinate Liabilities, and, in order to implement the foregoing:  (a) all payments and distributions of any kind or character in respect of the Subordinate Liabilities, to which the Shareholder-Creditor would be entitled had the Subordinate Liabilities not been subordinated to the Senior Liabilities pursuant to this Subordination Agreement, shall be made directly to the Agent, for the benefit of the Senior Banks, to be applied against the Senior Liabilities, and if made to the Shareholder-Creditor the same shall be received by the Shareholder-Creditor in trust and as fiduciary for the Senior Banks and shall be immediately remitted by the Shareholder-Creditor to the Agent; and (b) the Agent may, in the name of the Shareholder-Creditor or otherwise, obtain, demand, sue for, collect, receive, receipt for, compromise, settle, discount or adjust any and all such payments or distributions and file, prove and vote or consent in any such proceedings, as the Shareholder-Creditor’s irrevocable attorney-in-fact with respect to any and all claims of the Shareholder-Creditor relating to the Subordinate Liabilities, without any liability whatsoever to the Shareholder-Creditor.

5.                                      Application of Other Payments on Subordinate Liabilities.  In the event that the Shareholder-Creditor receives any payment or other distribution of any kind or character from the Company or from any other source whatsoever on account of any of the Subordinate Liabilities, other than as permitted herein and other than normal and customary salary payments, expense reimbursement payments and dividends paid by the Company in the ordinary course of business to all shareholders of the Company, then such payment or other distribution shall be received by the Shareholder-Creditor in trust and as fiduciary for the Agent and promptly turned over by the Shareholder-Creditor to the Agent to be applied against the Senior Liabilities.  Additionally, in the event that an “Event of Default” or “Unmatured Event of Default” occurs under the Warehousing Credit Agreement or any of the other Senior Loan Documents, any payment or other distribution of any kind or character which the Shareholder-Creditor has received from the Company or from any other source whatsoever on account of any of the Subordinate Liabilities, as permitted herein, within the sixty (60) day period immediately preceding the occurrence of such “Event of Default” or “Unmatured Event of Default,” shall be deemed to have been received by the Shareholder-Creditor in trust and as fiduciary for the Agent and promptly turned over by the Shareholder-Creditor to the Agent to be applied against the Senior Liabilities.  The Company and the Shareholder-Creditor shall mark their respective books and records so as to indicate conspicuously that the Subordinate Liabilities are subordinated in accordance with the terms of this Subordination Agreement, and shall cause to be conspicuously inserted in each and every promissory note or other instrument, on the face thereof, which now or at any time hereafter evidences any of the Subordinate Liabilities, immediately prior to the issuance or delivery thereof, the following statement:

“The payment and collateralization of this note has been fully subordinated to the prior payment and collateralization of the Senior Liabilities in accordance with the terms of that certain Subordination Agreement dated as of June 29, 2005 among the Agent defined therein, the hereinafter defined Payee and the hereinafter defined Maker.”

The Shareholder-Creditor shall execute such further documents or instruments and take such further actions as the Agent may from time to time reasonably request to effectuate the intent of this Subordination Agreement.   Any payments or distributions made under or pursuant to Sections 4 and 5 hereof with respect to the Subordinate Liabilities shall, to the extent actually received as “collected” and “good funds” by the Agent be applied toward the payment of the Senior Liabilities.

6.                                      Modifications to Senior Loan Documents and Subordinate Loan Documents.  The Agent and the Senior Banks may, at any time and from time to time, without the consent of or notice to Shareholder-Creditor and without releasing the covenants and agreements of Shareholder-Creditor hereunder (a) change the amount of credit extended under, change the manner, place or terms of payment of, or change or extend the time of payment of, or renew or alter the Senior Loan Documents, (b) extend, modify or amend the Senior Loan Documents, (c) sell, exchange, release or otherwise deal with any of the property pledged to the Agent for the pro rata benefit of the Senior Banks as collateral under the Senior Loan Documents (the “Senior Collateral”), whether now existing or hereafter created, (d) release anyone liable in any manner for the payment or collection of any of the Senior Liabilities, (e) exercise or refrain from exercising any rights against the Company, the Senior Collateral or any other person, or (f) take or refrain from taking any other action whatsoever, except as otherwise provided herein.  The Shareholder-Creditor may, but only with the prior written consent of the Agent and the Senior Banks, (a) change the amount of credit extended under, change the manner, place or terms of payment of, or change or extend the time of payment of, or renew or alter the Subordinate Loan Documents, (b) extend, modify or amend the Subordinate Loan Documents, (c) sell, exchange, release or otherwise deal with any of the property pledged to the Shareholder-Creditor as collateral under the Subordinate Loan Documents (the “Subordinate Collateral”), whether now existing or hereafter created, (d) release anyone liable in any manner for the payment or collection of any of the indebtedness owed by the Company to the Shareholder-Creditor, (e) exercise or refrain from exercising any rights against the Company, the Subordinate Collateral or any other person, or (f) take or refrain from taking any other action whatsoever, except as otherwise provided herein.

7.                                      Cross-Default.  Without limiting Section 9 hereof, the commencement of any foreclosure proceeding, or the enforcement of any other remedy under the Subordinate Loan Documents by the Shareholder-Creditor, shall constitute a default under the Senior Loan Documents at the time of such commencement or enforcement.

8.                                      Waivers by Shareholder-Creditor.  Shareholder-Creditor hereby waives: (a) notice of acceptance by Agent of this Subordination Agreement; (b) all diligence by Agent in collection or protection of or realization upon the Senior Liabilities or any collateral or other security therefore; (c) marshalling of assets of the Company, (d) any rights to force Agent to seek remedies against any guarantor of the Senior Liabilities or any other collateral therefor prior to seeking enforcement of its rights under the Senior Loan Documents, (e) all defenses, offsets, credits to or against the Senior Loan Documents, and (f) all claims and counterclaims against Agent and Senior Banks.

9.                                      Negative Covenants.  The Shareholder-Creditor will not, without the prior, express written consent of the Agent:  (a) transfer or assign, or attempt to enforce, accelerate, declare to be due or collect, any of the Subordinate Liabilities or subordinate to any Liabilities other than the Senior Liabilities; (b) take any collateral security for any Subordinate Liabilities; (c) convert any Subordinate Liabilities into stock of the Company;  (d) commence, or join with any other creditor in commencing, any action or suit against the Company or any of its assets or guarantors; or (e) commence, or join with any other creditor in commencing, any bankruptcy, reorganization, receivership, arrangement, composition, insolvency or other proceedings of any kind relating to relief for debtors or affecting creditors’ rights, with respect to the Company or any of its assets or any guarantor of the Company’s Liabilities.  The parties hereto acknowledge and agree that the provisions of this Section 9 shall not in any manner limit or restrict the Shareholder-Creditor’s ability to act in his capacity as a director of the Company.

10.                               Continuing Agreement.  This Subordination Agreement shall in all respects be a continuing agreement and shall remain in full force and effect so long as any portion of the Senior Notes and any and all extensions, renewals, replacements, modifications, consolidations and the like thereto, or any other Senior Liabilities and any and all expenses paid or incurred by the Agent or the Senior Banks in endeavoring to collect or to realize upon any of the foregoing or any security therefor, shall remain unpaid; and all of the agreements and obligations of the Company and the Shareholder-Creditor under this Subordination Agreement shall, notwithstanding any notice of discontinuance from the Shareholder-Creditor, remain in full force and effect and be fully binding until all Senior Liabilities shall have been paid in full to the Agent in collected funds that are not subject to recovery or disgorgement by any trustee in bankruptcy or any other Person.

11.                               The Agent’s Remedies.  The Agent may, from time to time and at any time, without notice to or consent of any of the Company and without impairing or affecting the rights of the Agent hereunder or any agreements or obligations of the Company hereunder, under the Warehousing Credit Agreement, or under any other Senior Loan Document, take all or any of the following actions:  (a) retain or obtain a security interest in any property to secure any of the Senior Liabilities; (b) retain or obtain, and release and/or terminate, the primary or secondary liability of any party or parties with respect to any of the Senior Liabilities; (c) extend or renew for any period (whether or not longer than the original period), alter, replace or exchange any of the Senior Liabilities or release or compromise any obligation of any nature of any party with respect thereto; (d) surrender, release or exchange all or any part of any property securing any of the Senior Liabilities, or compromise or extend or renew for any period (whether or not longer than the initial period) any or all the Senior Liabilities.

12.                               The Shareholder-Creditor’s Remedies.  The Shareholder-Creditor shall give the Agent, at the address listed in the Warehousing Credit Agreement, notice of (i) any default by the Company under the Subordinate Loan Documents at the time notice of such default is given to the Company, (ii) copies of each further notice to the Company relating to such default, and (iii) copies of each pleading and other document filed in connection with any foreclosure action by or on behalf of, or against, the Shareholder-Creditor and involving the Company, any obligor, or any of the Subordinate Collateral.  So long as the Senior Liabilities shall remain unpaid, the Shareholder-Creditor will not exercise any remedies under the Subordinate Loan Documents, including without limitation, commencing or maintaining, or joining with any creditor in commencing or maintaining, any suit, action, or proceeding against the Company, unless consented to in writing by the Agent and the Senior Banks.

13.                               Right of Bank To File Proof Of Claim For Shareholder-Creditor. In order to enable the Agent to enforce any claims by the Shareholder-Creditor against any obligor in any liquidation or dissolution of such obligor, or any execution sale, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization, or other similar proceeding relating to any obligor or its property or any Collateral, the Agent is hereby irrevocably authorized and empowered in its discretion to make and present, for and on behalf of the Shareholder-Creditor, such proofs of claims against any obligor on account of the Subordinate Loan, or pursuant to the Subordinate Loan Documents, as the Agent may deem expedient or proper, and to vote such proofs of claims in any such proceeding and to receive and collect any and all dividends or other payments or disbursements made on such proofs of claims in whatever form such payments or disbursements may be paid or issued.  The Shareholder-Creditor further agrees to execute and deliver to the Agent such assignments or other instruments as may be required by the Agent in order to enable the Agent to enforce any and all such claims and to collect any and all such payments or disbursements.

14.                               Transferability of Senior Liabilities.  The Agent, for the benefit of the Senior Banks, may, from time to time, and at any time, without notice to the Shareholder-Creditor or the Company, assign or transfer any or all of the Senior Liabilities or any interest therein and security therefor; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Senior Liabilities shall be and remain Senior Liabilities for all purposes of this Subordination Agreement, and any assignee or transferee of the Senior Liabilities or of any interest therein shall, to the pro rata extent of the interest of such assignee or transferee in the Senior Liabilities, be entitled to the benefits of this Subordination Agreement, together with the Agent and/or other holders of any of the Senior Liabilities, to the same extent as if such assignee or transferee were the Agent, pro rata in accordance with the outstanding balance of all the Senior Liabilities among themselves.

15.                               No Waiver.  The Agent and the Senior Banks shall not be prejudiced in their rights under this Subordination Agreement by any act or failure to act of the Agent or the Senior Banks, the Company or the Shareholder-Creditor, or any noncompliance by the Agent or the Senior Banks, the Company or the Shareholder-Creditor with any agreement or obligation, regardless of any knowledge thereof which the Agent or the Senior Banks may have or with which the Agent or the Senior Banks may be charged.  No delay on the part of the Agent or the Senior Banks in the exercise of any right, privilege or remedy shall operate as a waiver thereof or of any other right; and no single or partial exercise by the Agent or the Senior Banks of any right, privilege or remedy shall preclude other or further exercise thereof or the exercise of any other right, privilege or remedy, all from time to time, and no delay on the part of the Agent or the Senior Banks in enforcing its rights under any instruments securing or pertaining to the Senior Liabilities or otherwise shall impair or otherwise affect or release the rights of the Agent or the Senior Banks hereunder or the obligations and agreements of the Company and/or the Shareholder-Creditor hereunder; and no amendments to or modifications of this Subordination Agreement shall be valid, nor shall any waiver by the Agent of any of their rights hereunder be deemed to be made, unless the same shall be in writing duly signed on behalf of the Agent and the Senior Banks.

16.                               Interpretation.  THIS SUBORDINATION AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF KENTUCKY.    Wherever possible each provision of this Subordination Agreement shall be interpreted in such manner as to be effective and valid under applicable law, and the invalidity of any provision hereof or under any particular circumstance shall not invalidate the remainder of this Subordination Agreement or the application of such provision under other circumstances, and this Subordination Agreement shall remain valid and enforceable to the greatest extent permitted by applicable law.

17.                               Subordination of Guarantees and Collateral.  The Shareholder-Creditor hereby expressly subordinates the Shareholder-Creditor’s interest, if any, in all guarantees and collateral whatsoever now or hereafter held by or pledged or assigned to it or in which the Shareholder-Creditor has been or hereafter is granted a security interest as security for the Subordinate Liabilities, to the guarantee(s), security interests therein or liens thereon that have been granted or that hereafter are granted by any of the Company and/or its guarantors or other parties, to the Agent and the Senior Banks, to secure the Senior Liabilities even if not duly or properly perfected.  The Shareholder-Creditor represents to the Agent and the Senior Banks that, except for the subordinated security interest in servicing rights expressly provided for in the Subordinate Loan Documents, the Shareholder-Creditor does not have any such security as of the date hereof and agrees not to accept any such security while this Subordination Agreement remains in effect.

18.                               Notices.  All notices, elections, requests, demands and other communications (“Communications”) required or permitted to be given hereunder shall be given in writing and shall be personally delivered or sent by telecopier, by express courier service or by registered or certified United States mail, return receipt requested, postage prepaid, addressed as follows (or to such other address as to which any party hereto shall have given the other written notice):

If to the Company:	Washtenaw Mortgage Company
3767 Ranchero Drive
Ann Arbor, Michigan 48108
	Attn:	Nathan Howard
Controller and CFO
	Ph:	(734) 662-9733 (x611)
	Fax:	(734) 741-5663

If to the Shareholder-Creditor :	Charles Huffman, Sr.
263 9th Avenue
Naples, Florida 34102
	Ph:	(231) 537-4444
Fax:

If to the Agent:	At the telecopy number or address specified on Exhibit C attached hereto.

	cc:	Jeffrey A. Hamilton, Esq.
Reed Weitkamp Schell & Vice PLLC
500 West Jefferson Street, Suite 2400
Louisville, KY 40202
	Ph:	(502) 589-1000
	Fax:	(502) 562-2200

If to the other Senior Banks:	At the telecopy number or address specified on Exhibit C attached hereto.

All notices hereunder shall be deemed given upon the earliest of (a) actual delivery in person or by telecopier, (b) one (1) Business Day after delivery to an express courier service, or (c) three (3) Business Days after having been deposited in the United States mails, in accordance with the foregoing.  Any notice of an Event of Default to the Company shall be sent by personal delivery, express courier service or by registered or certified mail in accordance with this Section 18.

19.                               Binding Agreement.  This Subordination Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective heirs, representatives, successors and assigns, except as otherwise provided herein.  The Company and the Shareholder-Creditor shall comply with all the terms and provisions of this Subordination Agreement.  All obligations hereunder or in connection herewith of the Company and the Shareholder-Creditor shall be joint and several.

20.                               Counterparts.  This Subordination Agreement may be executed in several counterparts, any of which shall be treated for all purposes as an original, and all of which shall be treated as one and the same agreement.

21.                               Entire Agreement.  This Subordination Agreement constitutes the entire agreement of the parties pertaining to the subject matter and supersedes all prior or contemporaneous agreements, undertakings, and understandings of the parties in connection with the subject matter hereof, other than the Warehousing Credit Agreement, the other Senior Loan Documents, the Senior Notes and other instruments pertaining thereto or securing same.

22.                               Time of Essence.  Time shall be of the essence in the performance of all obligations and agreement of the Company and the Shareholder-Creditor hereunder.

23.                               Waiver of Jury Trial.  THE COMPANY, THE SHAREHOLDER-CREDITOR AND THE AGENT HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SUBORDINATION AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  THE COMPANY, THE SHAREHOLDER-CREDITOR AND THE AGENT ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH SUCH PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT THE COMPANY, THE SHAREHOLDER-CREDITOR AND THE AGENT HAVE ALREADY RELIED ON THE WAIVER IN ITS RELATED FUTURE DEALINGS WITH THE OTHER.  THE COMPANY, THE SHAREHOLDER-CREDITOR AND THE AGENT FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBORDINATION AGREEMENT.   IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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IN WITNESS WHEREOF, the parties hereto have executed this Subordination Agreement as of the day, month and year first above written.

WASHTENAW MORTGAGE COMPANY

By:

Title:

(“Company”)

CHARLES HUFFMAN, SR.

(“Shareholder-Creditor”)

NATIONAL CITY BANK OF KENTUCKY,
In its capacity as Agent for the Senior Banks

By:

Title:

(“Agent”)

EXHIBIT A

Description of Indebtedness to Shareholder-Creditor; Form of Subordinate Promissory Note

Effective as of June 30, 2005, the Company shall become indebted to the Shareholder-Creditor in the amount of One Million Dollars ($1,000,000.00) pursuant to the terms of that certain Subordinate Promissory Note dated as of June 30, 2005, made by the Company payable to the order of the Shareholder-Creditor.  A form of the Subordinate Promissory Note is attached hereto as part of this Exhibit A.

EXHIBIT B

Permitted Payments on Subordinate Liabilities

The Company shall be permitted to make scheduled payments on the Subordinate Liabilities so long as the Company shall be in full compliance with each of the conditions set forth in this Exhibit B and each of the other terms of this Subordination Agreement.  Payments on the Subordinate Liabilities shall only be made by the Company from the proceeds of the sale of servicing by the Company, such sale to be approved by the Agent and the Senior Banks as provided in the Warehousing Credit Agreement, and only after the occurrence of each of the following events: (i) all of the Servicing Advances under the Warehousing Credit Agreement have been repaid in full by the Company, (ii) the 2004 tax refund which is due to the Company has been received by the Company and immediately deposited by the Company into the Collateral Proceeds Account under the Warehousing Credit Agreement, and (iii) all pending interest payments due and payable under the Senior Loan Documents and other Senior Liabilities have been fully paid by the Company through such date.